Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           Network Imaging Corporation
               (Exact name of issuer as specified in its charter)

           Delaware                                     54-1590649
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                   Identification Number)

                             500 Huntmar Park Drive
                             Herndon, Virginia 20170
              (Address of principal executive offices and zip code)



         Network Imaging Corporation Amended and Restated 1997 Director
                                Stock Option Plan
            Network Imaging Corporation Employee Stock Purchase Plan
              The 1994 Key Employee Incentive Stock Option Plan of
                          Network Imaging Corporation
                    (Full titles of the plans and/or grants)



                             Julia A. Bowen, Esquire
                           Network Imaging Corporation
                             500 Huntmar Park Drive
                             Herndon, Virginia 20170
                     (Name and address of agent for service)
                                 (703) 478-2260
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------- ------------------ ------------------- -------------------- ---------------------

     Title of securities               Amount to      Proposed maximum    Proposed maximum         Amount of
       to be registered             be registered    offering price      Aggregate offering   registration fee (1)
                                                        per share (1)         Price (1)
--------------------------------- ------------------ ------------------- -------------------- ---------------------

Common Stock, $.0001 Par Value    1,760,000 shares         $1.16             $2,041,600             $704
--------------------------------- ------------------ ------------------- -------------------- ---------------------


(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and low prices for the Common Stock on March 19, 1998, as reported by the NASDAQ National Market System.

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                         PART I: PROSPECTUS INFORMATION

         This registration statement relates to (a) 360,000 shares of Common Stock reserved for issuance upon the exercise of options granted or which may be granted under the Registrant's Amended and Restated 1997 Director Stock Option Plan, (b) 400,000 shares of Common Stock reserved for issuance upon the exercise of options granted pursuant to the Network Imaging Corporation Employee Stock Purchase Plan, and (c) 1,000,000 additional shares of Common Stock reserved for issuance upon the exercise of options granted or which may be granted under the Registrant's 1994 Employee Stock Option Plan.

Item 1.  Plan Information.

         Inapplicable.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The documents containing the information specified in this Part I will be sent or given to participants in the Amended and Restated 1997 Director Stock Option Plan, the Network Imaging Corporation Employee Stock Purchase Plan and the 1994 Key Employee Incentive Stock Option Plan to which this Registration Statement relates as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended, and are not filed as part of this Registration Statement.


                   PART II: REGISTRATION STATEMENT INFORMATION

Item  3.  Incorporation of Documents by Reference.

         The following documents previously filed with the Commission by the Company are incorporated in this Prospectus by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         2. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed to update the description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel.

         Inapplicable.

Item  6.  Indemnification of Directors and Officers.

         Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its certificate of incorporation to eliminate or limit personal liability of members of its Board of Directors for monetary damages for breach of a director's fiduciary duty of care. The elimination or limitation does not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation and Bylaws provide that directors "shall be excused from liability to the fullest extent permitted by Delaware law," as now in effect or as subsequently amended.

         Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.
The Bylaws of the Company include comparable provisions.

         Directors and officers are also insured against certain liabilities under a directors and officers' liability insurance policy maintained by the Company.

Item 7.  Exemption from Registration Claimed.

         Inapplicable.

Item  8.  Exhibits.

         5 Opinion of General Counsel of the Company as to the legality of securities being registered.

         10.1 The Network Imaging Corporation Amended and Restated 1997 Director Stock Option Plan.

         10.2 Network Imaging Corporation Employee Stock Purchase Plan.

         10.3 The 1994 Key Employee Incentive Stock Option Plan of Network Ima-ging Corporation.

         23.1 Consent of Ernst & Young LLP.

         23.2 Consent of Price Waterhouse LLP.

         23.2 Consent of General Counsel.  Contained with the opinion  filed  as
              Exhibit 5 hereto and incorporated herein by  this  reference.

         24.1 Powers of Attorney. Contained in the signature pages of this Form S-8 registration statement and incorporated herein by reference.

Item 9. Undertakings.

             (a)  Rule 415 Offering.

             The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.


             (b) Filings Incorporating Subsequent Exchange Act Documents by Re-ference.

              The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Regulation S-K Item 512(h) Undertaking for Registration Statement on Form S-8.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, State of Virginia, on the 23rd day of March, 1998.

                                    NETWORK IMAGING CORPORATION

                                    By:           *
                                       -------------------------
                                       James J. Leto
                                       President and Chief Executive Officer


                                  EXHIBIT 24.1

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the persons who signatures appear below constitute and appoint James J. Leto and Jorge R. Forgues, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign this Registration Statement on Form S-8 relating to certain stock option plans and stock purchase plans, and any and all amendments (including post-effective amendments) to said Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 have been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undersigned hereby also certify that to the best of their knowledge and belief the Registrant meets all the requirements for filing on Form S-8.

     Signature                         Title                           Date


          *                  President and Chief Executive        March 23, 1998
-------------------------    Officer; Director (Principal
James J. Leto                Executive Officer)

          *                  Senior Vice President and Chief      March 23, 1998
-------------------------    Financial Officer (Principal
Jorge R. Forgues             Financial Officer and Principal
                             Accounting Officer)

          *                  Director and Secretary               March 23, 1998
-------------------------
Robert P. Bernardi






          *                  Director                             March 23, 1998
-------------------------
John F. Burton

          *                  Director                             March 23, 1998
-------------------------
C. Alan Peyser

          *                  Director                             March 23, 1998
-------------------------
Robert Ripp

*By:  /s/ James J. Leto
    -------------------
    James J. Leto, Attorney-in-Fact